UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 21, 2023

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota		41-0919654
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) Compensatory Arrangement of Certain Officers

Change in Control Agreement.

On June 22, 2023, Apogee Enterprises, Inc. (the “Company”) entered into a change-in-control agreement (the “Change in Control Agreement”) with Matthew J. Osberg, the Company’s Executive Vice President and Chief Financial Officer.

The Change in Control Agreement is a “double trigger” agreement. It provides that, in the event of a change in control of the Company, Mr. Osberg will have specific rights and receive specified benefits if Mr. Osberg’s employment is terminated without “cause” (as defined in the Change in Control Agreement) or Mr. Osberg voluntarily terminates his employment for “good reason” (as defined in the Change in Control Agreement) within two years after the change in control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). In these circumstances, Mr. Osberg will receive a severance payment equal to two times his annual salary and target cash incentive bonus for the fiscal year (as calculated under the terms of the Change in Control Agreement). In addition, all options and restricted stock awards held by Mr. Osberg that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination Date, the Change in Control Agreement provides that, for a 24-month period following a change in control, the Company will continue to provide medical and dental insurance coverage for Mr. Osberg and his dependents or will reimburse Mr. Osberg for the cost of obtaining substantially similar benefits. No benefits will be paid to Mr. Osberg pursuant to the Change in Control Agreement unless Mr. Osberg executes and delivers to the Company a release of claims.

The Change in Control Agreement contains a “best-net-benefit” provision. This provides that, in the event that payments under the agreement trigger excise tax for Mr. Osberg, he has the option either of reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself.

During Mr. Osberg’s employment with the Company and for a 24-month period following Mr. Osberg’s Employment Termination Date, provided that the amounts owed to Mr. Osberg pursuant to the Change in Control Agreement have been paid, Mr. Osberg shall not: (1) solicit, directly or indirectly, any existing or prospective customers, vendors or suppliers of the Company or its affiliates for a purpose competitive to the Company’s business or to encourage such customers, vendors or suppliers to terminate business with the Company or its affiliates; (2) solicit, directly or indirectly, any employee of the Company or its affiliates to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with the Company’s business.

The Change in Control Agreement continues through December 31 of each year and provides that it will be automatically extended for one-year terms prior to a change in control unless the Company gives prior notice of termination.

The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, a form of which was filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K, which was filed with the Commission on April 30, 2018, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Deferred Incentive Compensation Plan.

On June 22, 2023, the Board of Directors of Apogee Enterprises, Inc. adopted the Fifth Amendment (the “Amendment”) to the Apogee Enterprises, Inc. Deferred Incentive Compensation Plan (2005 Restatement) (the “Plan”). The Amendment amended the Plan by adding a new section allowing a participant to modify the form of payment with respect to a Deferred Compensation Account (as defined in the Plan), provided (i) the modified election is submitted at least 12 months prior to the date on which payment is scheduled to commence under the election prior to the modification, (ii) the modified payment must commence no earlier than five years after the date payment would have commenced under the original election or result in an acceleration of payments (other than in case of the participant’s death); and (iii) the modified election is irrevocable upon receipt and becomes effective 12 months after the date of receipt. The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 21, 2023. The four proposals voted upon at the Annual Meeting are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 12, 2023. The final results for the votes regarding each proposal are set forth below.

(1)	A proposal to re-elect three Class I directors for three-year terms expiring at the 2026 Annual Meeting of Shareholders. Each of the director nominees was re-elected and received the following votes:

Class I Directors	For	Against	Abstain	Broker Non-Votes
Lloyd E. Johnson	17,545,939	406,827	64,405	1,201,324
Donald A. Nolan	17,322,597	644,984	49,590	1,201,324
Patricia K. Wagner	17,636,832	316,184	64,155	1,201,324

(2)	An advisory vote to approve the Company’s executive compensation. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
17,341,912	633,643	41,616	1,201,324

(3)

An advisory vote on the frequency of the shareholder advisory vote on the Company’s executive compensation. The shareholders selected a frequency of one year and the proposals received the following votes:

1 year	2 Years	3 Years	Abstain	Broker Non-Votes
16,359,494	23,404	1,595,828	38,445	N/A

(4)

A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 2, 2024. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
18,616,135	570,600	31,760	N/A

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Change-in-Control Severance Agreement incorporated herein by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed on April 30, 2018.

10.2	Fifth Amendment to the Apogee Enterprises, Inc. Deferred Incentive Compensation Plan (2005 Restatement), dated June 26, 2023.

104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Senior Vice President, General Counsel and Secretary

Date: June 27, 2023